Exhibit 10.43

MORTGAGE REGISTRATION TAX WAS PREVIOUSLY PAID ON $70,283,000.00 WITH DOCUMENT NO. 248658 FILED ON December 27, 2006.

FOURTH AMENDED AND RESTATED MORTGAGE,

SECURITY AGREEMENT AND

ASSIGNMENT OF RENTS AND LEASES

THIS INDENTURE (hereinafter referred to as the “Mortgage”) made to be effective as of September 1, 2011 by and between HERON LAKE BIOENERGY, LLC, a Minnesota limited liability company (the “Mortgagor”), whose mailing address is 201 10th Street, Heron Lake, Minnesota 56137, and whose Minnesota identification number is 22013-LLC, and AGSTAR FINANCIAL SERVICES, PCA, an United States instrumentality (the “Mortgagee”) whose mailing address is 1921 Premier Drive, P.O. Box 4249, Mankato, MN 56002-4249.

RECITALS

A.            Mortgagor and Mortgagee are parties to the Fourth Amended and Restated Master Loan Agreement dated as of October 1, 2007, as amended by that certain First Amendment to Fourth Amended and Restated Master Loan Agreement dated April 27, 2011 (together, the “2007 MLA”); the Third Supplement to the Master Loan Agreement (Term Loan) dated as of October 1, 2007 (the “Third Supplement”); the Amended and Restated Fourth Supplement to the Master Loan Agreement (Term Revolving Loan) dated as of April 27, 2011 (the “Fourth Supplement”); and the Amended and Restated Fifth Supplement to the Master Loan Agreement dated December 30, 2010 (which document was erroneously captioned First Amendment to Fifth Supplement to the Master Loan Agreement), as amended by the First Amendment to Amended and Restated Fifth Supplement dated March 1, 2011, Amendment No. 2 to Amended and Restated Fifth Supplement dated April 27, 2011, Amendment No. 3 to Amended and Restated Fifth Supplement dated June 30, 2011, and Amendment No. 4 to Amended and Restated Fifth Supplement dated August 1, 2011 (collectively, as amended, the “Fifth Supplement”), under which Mortgagee extend certain loans and financial accommodations to Mortgagor (collectively, the “Loans”).

B.            The Loans are evidenced by a Term Note dated October 1, 2007, in the original principal amount of $59,583,000.00 (“Note One”), a Term Revolving Note dated October 1, 2007, in the original principal amount of $5,000,000.00 (“Note Two”), and a Third Amended and Restated Revolving Line of Credit Note dated December 30, 2010, in the original principal amount of $6,750,000.00 (as the same has been modified from time to time, “Note Three”). Note One, Note Two and Note Three are collectively, the “Original Notes.”

C.            To secure payment and performance of the 2007 MLA, and other duties and liabilities arising out of the documents and agreements related to the 2007 MLA and the Original Notes, the Mortgagor executed, delivered and granted to Mortgagee that certain combination Mortgage, Security Agreement and Assignment of Rents and Leases dated September 29, 2005, recorded in the Office of the County Recorder of Jackson County on September 30, 2005, as Instrument No. 244879, as amended and restated by that certain Amended and Restated Mortgage, Security Agreement and Assignment of Rents and Leases dated November 20, 2006, recorded in the Office of the County Recorder of Jackson County on December 6, 2006 as Instrument No. 248498; as amended and restated by that certain Second Amended and Restated Mortgage, Security Agreement and Assignment of Rents and Leases dated December 27, 2006, recorded in the Office of the County Recorder of Jackson County on December 27, 2006 as Instrument No. 248658, as amended and restated by that certain Third Amended and Restated Mortgage, Security Agreement and Assignment of Rents and Leases dated May 18, 2007, recorded in the Office of the County Recorder of Jackson County on June 4, 2007 as Instrument No. A 250019 (as amended, the “Original Mortgage”), by operation of which mortgage, the Mortgagee was granted liens and security interests covering real property and related improvements of the Mortgagor, as more fully described in Exhibit A attached thereto (the “Original Legal Description”).

D.            Contemporaneously with the execution hereof, Mortgagor and Mortgagee are entering into a Fifth Amended and Restated Master Loan Agreement (the “Amended Loan Agreement”), an Amended and Restated Term Note in the principal amount of $40,000,000.00, and an Amended and Restated Term Revolving Note in the principal amount of $8,008,689.00 (together, the “Amended Notes”). The Amended Loan Agreement and the Amended Notes supersede and replace in their entirety the 2007 MLA, the Third Supplement, the Fourth Supplement, and the Fifth Supplement, Note One, Note Two, and Note Three, the Forbearance Agreement (as defined in the Amended Loan Agreement) and all supplements, amendments, restatements and other modifications thereof.

E.             Pursuant to the Amended Loan Agreement and the Amended Notes the parties desire to amend and restate the Original Mortgage in accordance with this Fourth Amended and Restated Mortgage, Security Agreement and Assignment of Rents and Leases (hereinafter, the “Mortgage”).

F.             Upon survey of the Real Property the Original Legal Description was amended to the legal description as set forth on Exhibit A, attached hereto and made a part hereof by this reference (hereinafter, the “Real Property”) which more accurately describes the real property subject to the mortgage lien granted under this Mortgage; accordingly, the Original Mortgage is amended and restated to conform therewith, and the mortgage lien of this Mortgage shall cover the property legally described Exhibit A hereto, and not as set forth in the Original Legal Description.

This Mortgage shall secure the original principal amount of Forty-eight Million Eight

Thousand Six Hundred Eighty-nine and 00/100ths ($48,008,689.00) Dollars which amount constitutes the “Initial Amount of the Debt” within the meaning of Minnesota Statutes Section 287.03, and this Mortgage is further intended to secure the entire “Secured Indebtedness” as hereinafter defined.

Mortgagor is indebted to Mortgagee pursuant to the terms of (i) that certain Fifth Amended and Restated Master Loan Agreement dated to be effective as of September 1, 2011, as the same may from time to time be amended, modified, extended, renewed, refinanced or restated, (the “Loan Agreement”); (ii) that certain Amended and Restated Term Note in the principal amount of $40,000,000.00, issued by the Mortgagor to the order of the Mortgagee, as the same may from time to time be amended, modified, extended, renewed, refinanced or restated; and (iii) that certain Amended and Restated Term Revolving Note in the principal amount of $8,008,689.00, issued by the Mortgagor to the order of the Mortgagee, as the same may from time to time be amended, modified, extended, renewed, refinanced or restated (together, the “Notes”), in addition to any subsequent Notes that may be issued under the Loan Agreement and subsequent Supplements.

This Mortgage allows for future advances, but the amount of any advance is not currently known. The Mortgagee is aware of Minnesota Statutes Section 287.05, subdivision 5, and intends to comply with the requirements contained therein.

To secure the performance of the covenants and commitments of the Mortgagor to the Mortgagee, its successors and assigns, and the payment to the Mortgagee, its successors and assigns, of (i) the Initial Amount of the Debt, as evidenced by the Notes, in the principal sum of $48,008,689.00 the balance of the Notes being due and payable on or before the Maturity Date as defined in the Loan Agreement; unless sooner called by Mortgagee as provided in the Notes, (ii) the Loan Agreement, (iii) the Notes, and (iv) all existing and future debts, Notes, guaranties, and other obligations and liabilities of Mortgagee to Mortgagor of whatever nature or amount, as the same may be from time to time amended, modified, extended, renewed, refinanced or restated on any terms whatsoever, including increases in interest, including without limitation, amounts owed to Mortgagee, (v) for and to secure the payment to the Mortgagee, its successors and assigns, at the times demanded and with interest thereon at the same rate(s) specified in the Notes and Loan Agreement of all sums advanced in protecting the lien of this Mortgage; (a) in payment of taxes on the “Mortgaged Premises” (as hereinafter defined); (b) in payment of insurance premiums covering all improvements thereon; (c) in payment of principal and interest on prior liens; (d) in payment of expenses and attorneys’ fees herein provided for and all sums advanced for any other purpose authorized herein or authorized by law (the Notes, the Loan Agreement and all such sums advanced thereunder, together with interest thereon, being collectively referred to herein as the “Secured Indebtedness”); and (e) in consideration of the sum of $1.00 paid by the Mortgagee to the Mortgagor and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor does hereby MORTGAGE, GRANT, BARGAIN, SELL AND CONVEY unto the Mortgagee, its successors and assigns, forever, and GRANTS A SECURITY INTEREST to the Mortgagee, its successors and assigns, in the following properties (all of the following being hereafter collectively referred to as the “Mortgaged Premises”):

A. Real Property

All the tracts or parcels of real property lying and being in the County of Jackson, State of Minnesota (the “Land”), all as more fully described in Exhibit A attached hereto and made a part hereof, together with all the estates and rights in and to the Land and in and to lands lying in any and all streets, lanes, alleys, passages and roads adjoining the Land, and together with all buildings, structures, improvements, fixtures, annexations, access rights, easements, rights of way or use, servitudes, licenses, tenements, hereditaments, appurtenances, minerals, mineral rights, water and water rights, now or hereafter belonging or pertaining to the Land; and

B. Personal Property

All buildings, structures, equipment, fixtures, improvements, building supplies and materials and personal property now or hereafter attached to, located in, placed in or necessary to the use of the improvements on the Mortgaged Premises; and

C. Leases, Rents, Issues and Profits

All leases, accounts, rents, issues and profits now due or which may hereafter become with respect to the Mortgaged Premises or any part thereof; and

D. Judgments and Awards

Any and all awards or compensation made by any governmental or other lawful authorities for the taking or damaging by eminent domain of the whole or any part of the Mortgaged Premises or any rights appurtenant thereto, including any awards for a temporary taking, change of grade of streets or taking of access; and

E. After-Acquired Property

All right, title, and interest of the Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes, and replacements of, and all additions and appurtenants to the items or types of property described in Sections A through D above, which are hereafter acquired by or released to the Mortgagor, or are hereafter constructed, assembled or placed by the Mortgagor on the Mortgaged Premises, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement, or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment, or other act by the Mortgagor, shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Mortgagor and specifically described in the granting clause hereof, but at any and all times the Mortgagor will execute and deliver to the Mortgagee any and all such further assurances, mortgages, conveyances, or assignments thereof as the Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the lien of this Mortgage.

TO HAVE AND TO HOLD the Mortgaged Premises unto the Mortgagee forever.

ARTICLE I

Mortgagor’s

Representations, Warranties

Covenants and Agreements

The Mortgagor makes and includes in this Mortgage the Statutory Covenants and other provisions set forth in Minnesota Statutes Section 507.15 or in any future Minnesota Statute providing for a statutory form of real estate mortgage, and the Mortgagor makes the following additional representations, warranties, covenants and agreements with the Mortgagee:

1.1. Good Title; Covenant to Defend. The Mortgagor represents, warrants and covenants to and with the Mortgagee that: (a) the Mortgagor is the lawful owner of and has good and marketable title to the Mortgaged Premises in fee simple, free and clear of all liens and encumbrances, except for the Permitted Encumbrances set forth on Exhibit B attached hereto and made a part hereof; (b) the Mortgagor has the right and lawful authority to mortgage, grant, sell, transfer and convey the Mortgaged Premises to the Mortgagee, as provided herein; (c) the Mortgagor owns or will own all chattels and improvements installed on the Mortgaged Premises and the same shall be free and clear of all liens and claims, except those specifically set forth on Exhibit B attached hereto; (d) this Mortgage is and shall remain a valid and enforceable lien on the Mortgaged Premises, subject only to the exceptions referred to above; (e) the Mortgagor will preserve its fee title to the Mortgaged Premises, and will warrant and defend such fee title to the Mortgagee, against all claims and demands of all persons and parties whomsoever; and (f) all buildings, structures and other improvements now or hereafter located on the Land are, or will be, located entirely within the boundaries of the Land and are set back from said boundaries in accordance with all applicable zoning and “set-back” laws and ordinances; (g) the present or contemplated use of the Mortgaged Premises complies with all applicable zoning laws and ordinances; and (h) if the Mortgagor is a corporation or limited liability company, the execution of this Mortgage has been duly authorized by its board of directors or board of governors and no provision of its Articles of Incorporation, Bylaws, Articles of Organization or Operating Agreement requires consent of its stockholders or member to the execution and delivery of this Mortgage.

1.2. Performance of the Notes and Mortgage. The Mortgagor shall: (i) duly and punctually pay each and every installment of principal and interest and all other sums to become due under and in accordance with the Notes, at the time and place and in the manner specified by the Notes; (ii) pay all other Secured Indebtedness, as and when the same shall become due; and (iii) duly and punctually perform and observe all of the covenants, agreements and provisions contained herein, in the Notes, and in any other instrument given as security for the payment of the Notes. No payment or collection of any of the Secured Indebtedness shall reduce the amount secured by this Mortgage.

1.3. Care of Mortgaged Premises; No Waste. The Mortgagor shall, at all times, keep and maintain the Mortgaged Premises in good condition, repair and operating condition, and shall not commit, or suffer to be committed, any waste or misuse of the Mortgaged Premises, and shall promptly repair, restore or replace, any buildings, improvements or structures now or hereafter placed or located on the Mortgaged Premises which may become damaged or destroyed. The

Mortgagor shall not, without the prior written consent of the Mortgagee, or except in accordance with the terms and conditions of the Loan Agreement: (i) remove or permit the removal of any material buildings, structures or other material improvements or material fixtures, or (ii) otherwise make any material alterations in any improvements which will adversely alter the basic structure, adversely affect the market value, or adversely change the existing architectural character of the Mortgaged Premises, and the Mortgagor will complete within a reasonable time any structures which are now or at any time in the process of erection. The Mortgagor will not acquiesce in any rezoning classification, modification or public or private restriction which in any way limits or otherwise affects the Mortgaged Premises, or any part thereof. The Mortgagor shall not vacate or abandon the Mortgaged Premises.

1.4. Payment of Utilities and Operating Costs. Subject to Section 1.9 hereof, the Mortgagor shall pay, or cause to be paid, when due, all charges made for electricity, gas, heat, water, sewer, and all other utilities and operating costs and expenses, received, furnished or used in connection with the Mortgaged Premises, and will, upon request by the Mortgagee, furnish proper receipt showing payment therefore.

1.5. Liens. Subject to Section 1.9 hereof, the Mortgagor shall pay, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of a lien on the Mortgaged Premises, or any part thereof, or on the revenues, rents, issues, income and profits arising therefrom, and in general will do or cause to be done everything necessary so that the lien of this Mortgage shall be fully preserved, at the cost of the Mortgagor, without expense to the Mortgagee. The Mortgagor shall not do, or permit to be done, anything that may in anyway impair the value of the Mortgaged Premises, or weaken, diminish, or impair the security of this Mortgage. No fixtures will be installed on the Mortgaged Premises by the Mortgagor, by any tenant of the Mortgagor, or by any other person subject to a lease, vendor’s lien or other lien or claim. Should any fixture be installed to the Mortgages Premises from or after the date hereof, the lien of this Mortgage shall immediately attach to said fixture and shall be prior and superior to all other liens or claims. The Mortgagor will promptly perform and observe, or cause to be performed or observed, all of the terms, covenants, and conditions of all Permitted Encumbrances, as set forth in Exhibit B attached hereto, the noncompliance with which may affect the security of this Mortgage, or may impose duty or obligation upon the Mortgagor or any sublessee or occupant of the Mortgaged Premises or any part thereof, and the Mortgagor shall do or cause to be done all things necessary to preserve in tact and unimpaired all easements, appurtenances, and other interests and rights in favor of or constituting any portion of the Mortgaged Premises.

1.6. Real Property Taxes and Assessments. The Mortgagor agrees to pay all real property taxes, assessments, and other similar charges made against the Mortgaged Premises.

1.7. Mortgage Taxation. In the event of a court decree or an enactment after the date hereof by any legislative authority of any law imposing upon a mortgagee the payment of the whole or any part of the amounts herein required to be paid by the Mortgagor, or changing in any way the laws relating to the taxation of mortgages or debts secured by mortgages or a mortgagee’s interest in the Mortgaged Premises, so as to impose such imposition on the Mortgagee or on the interest of the

Mortgagee in the Mortgaged Premises, then, in any such event, the Mortgagor shall bear and pay the full amount of such imposition, provided that if for any reason payment by the Mortgagor of any such imposition would be unlawful, or if the payment thereof would constitute usury or render the Secured Indebtedness wholly or partially usurious, the Mortgagee, at its option, may declare the whole sum secured by this Mortgage with interest thereon to be immediately due and payable, without prepayment premium, or the Mortgagee, at its option, may pay that amount or portion of such impositions as renders the Indebtedness Secured Hereby unlawful or usurious, in which event the Mortgagor shall concurrently therewith pay the remaining lawful and nonusurious portion or balance of said imposition.

1.8. Compliance with Laws. Subject to Section 1.9 hereof, the Mortgagor shall comply with all present and future laws, ordinances, regulations, covenants, conditions and restrictions affecting the Mortgaged Premises or the operation thereof, and shall pay all fees or charges of any kind in connection therewith. The Mortgagor shall not, by act or omission, permit any property which is not subject to this Mortgage to rely on the Mortgaged Premises or any part thereof or any interest therein to fulfill any governmental requirement for the character or use of such property; and the Mortgaged Premises shall not rely on any property which is not subject to this Mortgage to fulfill any governmental requirement for the character or use of the Mortgaged Premises. The Mortgagor shall not, by act or omission, impair the integrity of the Mortgaged Premises as a single separate subdivided zoning lot separate and apart from all other lots.

1.9. Permitted Contests. Notwithstanding any provision of this Mortgage to the contrary, the Mortgagor shall not be required to: (a) pay any charge referred to Section 1.4 hereof; (b) discharge or remove any lien, encumbrance or charge referred to in Section 1.5 hereof; (c) pay the tax, assessment or other charged referred to in Sections 1.6 and 1.7 hereof, or (d) comply with any statute, law, rule, regulation or ordinance referred to in Section 1.8 hereof, so long as the Mortgagor shall in good faith contest the same or the validity thereof by appropriate legal proceedings which shall operate to prevent the collection of the imposition so contested, or the sale, forfeiture or loss of the Mortgaged Premises, or any part thereof to satisfy the same, and further provided that the Mortgagor shall, prior to the date such imposition is due and payable, have given the Mortgagee such reasonable security as may be reasonably demanded by the Mortgagee to ensure such payments and prevent any sale or forfeiture of the Mortgaged Premises by reason of such nonpayment. Any such contest shall be prosecuted with due diligence and the Mortgagor shall, after final determination thereof, promptly pay the amount of any such imposition so determined, together with all interest and penalties which may be payable in connection therewith. Notwithstanding the provisions of this Section 1.9, the Mortgagor shall (and if the Mortgagor shall fail so to do, the Mortgagee may but shall not be required to) pay any such imposition notwithstanding such contest if, in the reasonable opinion of the Mortgagee, the Mortgaged Premises shall be in jeopardy or in danger of being forfeited or foreclosed.

1.10. Duty to Defend. The Mortgagor shall promptly notify the Mortgagee of and appear in and defend any suit, action or proceeding that affects the value of the Mortgaged Premises, the Secured Indebtedness, or any right or interest of the Mortgagee under this Mortgage. The Mortgagee may, at its option, elect to appear in or defend any such action or proceeding, and the Mortgagor agrees to indemnify and reimburse the Mortgagee from any and all loss, damage, reasonable expense or cost arising out of, or incurred in connection with any such suit, action or proceeding, including, but not limited to, costs of evidence of title and reasonable attorneys’ fees.

1.11. Insurance Coverage. The Mortgagor shall obtain and keep in full force and effect during the term of this Mortgage at its sole cost and expense, the following policies of insurance:

a.                                       Property insurance, in broad form covering causes of loss customarily covered in the industry of Mortgagor’s business, including the cost of debris removal, together with a vandalism and malicious mischief endorsement, all in the amounts of not less than the full insurable value or full replacement cost, without deduction for depreciation, of the improvements on the Premises, whichever is greater, covering all buildings, structures, fixtures, personal property and other improvements now existing or hereafter erected or placed on the Premises, which insurance shall at all times be in an amount at least equal to the unpaid Secured Indebtedness at any given time.

b.                                      If the Mortgaged Premises are now or hereafter located in a flood plain as defined by the Federal Insurance Administration, the Mortgagor shall obtain flood insurance in the maximum obtainable amount.

c.                                       If steam boilers or similar equipment for the generation of steam are located in, on or about the Mortgaged Premises, the Mortgagor shall maintain insurance against loss or damage by explosion, rupture or bursting of such equipment and appurtenances thereto, without a co-insurance clause, in an amount satisfactory to the Mortgagee.

d.                                      Comprehensive general public liability insurance covering the legal liability of the Mortgagor against claims for bodily injury, death or property damage occurring on, in or about the Mortgaged Premises in such amounts and with such limits as the Mortgagee may reasonably require.

e.                                       Business interruption insurance in an amount at least equal to coverage over one year’s debt service and required escrow account.

All such insurance shall be written on forms and with companies satisfactory to the Mortgagee, shall name as the insured parties the Mortgagor and the Mortgagee as their interests may appear, shall be in amounts sufficient to prevent the Mortgagor from becoming a co-insurer of any loss thereunder, shall name the Mortgagee as a loss payee, shall bear a satisfactory mortgagee clause in favor of the Mortgagee, and shall contain an agreement of the insurer that the coverage shall not be terminated or materially modified without providing to the Mortgagee thirty (30) days’ prior written notice of such termination or modification. All required policies of insurance or acceptable certificates thereof, together with evidence of the payment of current premiums therefor shall be delivered to the Mortgagee. The Mortgagor shall, within thirty (30) days prior to the expiration of any such policy, deliver other original policies or certificates of the insurer evidencing the renewal of such insurance together with evidence of the payment of current premiums therefor. In the event of a foreclosure of this Mortgage or any acquisition of the Mortgaged Premises by the Mortgagee, all such policies and any proceeds payable therefrom, whether payable before or after a foreclosure sale, or during the period of redemption, if any, shall become the absolute property of the Mortgagee to be utilized at its discretion. In the event of foreclosure or the failure to obtain and keep any required insurance, the Mortgagor empowers the Mortgagee to effect insurance upon the Mortgaged Premises at the Mortgagor’s expense and for the benefit of the Mortgagee in the amounts and types aforesaid for a period of time covering the time of redemption from a foreclosure sale, and if necessary therefore, to cancel any or all existing insurance policies. The Mortgagor agrees to furnish the Mortgagee with copies of all inspection reports and insurance recommendations received by the Mortgagor from any insurer.

1.12. Notice of Damage. The Mortgagor shall give the Mortgagee prompt notice of any material damage to or destruction of the Mortgaged Premises and authorize the Mortgagee to make proof of loss if not made promptly by the Mortgagor. In case of loss covered by policies of insurance (whether before or after foreclosure sale), the Mortgagee is hereby authorized at its option and without the consent of the Mortgagor to settle, adjust and compromise any claim arising out of such policies, and to collect and receive the proceeds payable therefrom; provided, that the Mortgagor may itself adjust and collect for any losses arising out of a single occurrence aggregating not in excess of $100,000.00. Any expense incurred by the Mortgagee in the adjustment and collection of insurance proceeds (including the cost of any independent appraisal of the loss or damage on behalf of the Mortgagee) shall be reimbursed to the Mortgagee first out of any proceeds. So long as the Mortgagor is not in default under the terms of this Mortgage, the proceeds or any part thereof shall be applied to the restoration or repair of the Mortgaged Premises or to reduction of the Secured Indebtedness then most remotely to be paid, whether due or not, without the application of any prepayment premium, the choice of such application to be solely at the discretion of the Mortgagor, otherwise, such choice shall be at the sole discretion of the Mortgagee.

1.13. Condemnation. The Mortgagor shall give the Mortgagee prompt notice of any action, actual or threatened, in condemnation or eminent domain. The Mortgagor may in good faith contest any condemnation or eminent domain action by appropriate legal action or proceedings. Any such contest shall be prosecuted with due diligence. The Mortgagor hereby irrevocably assigns, transfers, and sets over to the Mortgagee, to the extent of the remaining unpaid Secured Indebtedness, the entire proceeds of any award, payment or claim for damages for all or any part of the Mortgaged Premises taken or damaged, whether temporary or permanent, under the power of eminent domain or condemnation, and authorizes the Mortgagee to intervene in any such action in the name of the Mortgagor and to collect and receive from the condemning authorities and give proper receipts and acquaintances for such proceeds. Any expenses incurred by the Mortgagee in intervening in such action or collecting such proceeds shall be reimbursed to the Mortgagee first out of the proceeds. So long as the Mortgagor is not in default under the terms of this Mortgage, the proceeds or any part thereof shall be applied upon or in reduction of the Secured Indebtedness then most remotely to be paid, whether due or not, without the application of any prepayment premium, or to the restoration or repair of the Mortgaged Premises, the choice of application to be solely at the discretion of the Mortgagor, otherwise, such choice shall be at the sole discretion of the Mortgagee.

1.14. Restoration of Mortgaged Premises After Loss. Should any insurance or condemnation proceeds be applied to the restoration or repair of the Mortgaged Premises the restoration or repair shall be done under the supervision of an architect reasonably acceptable to the Mortgagee, pursuant to plans and specifications approved by the Mortgagee, and in accordance with all applicable building laws, regulations and ordinances, including, but not limited to, the Accessibility Guidelines set forth in the Americans with Disabilities Act. In such case, the proceeds shall be held by the Mortgagee for such purposes and will from time to time be disbursed by the Mortgagee to defray the costs of such restoration or repair under such safeguards and controls as the Mortgagee may reasonably require to assure completion in accordance with the approved plans and specifications and free of liens or claims. Any surplus which may remain after payment of all costs of restoration or repair may, at the option of the Mortgagee, be applied on account of the Secured Indebtedness then most remotely to be paid, whether due or not, without application of any prepayment premium, or shall be returned to the Mortgagor as its interest may appear, the choice of application to be solely at the discretion of the Mortgagee.

1.15. Hazardous Substances. The Mortgagor represents, warrants and covenants to the Mortgagee that, except in compliance with all applicable federal, state and local laws, regulations and ordinances, no toxic or hazardous substance, waste or constituent, as defined in any local, state or federal law, regulation, code or ordinance now existing or hereinafter enacted or amended, governing liability for any such substance, waste or constituent is, or has in the past, been located in, on or released from the Mortgaged Premises. The Mortgagor further represents, warrants and covenants to the Mortgagee that it shall not, nor shall the Mortgagor permit others to, except in compliance with all applicable federal, state and local laws, regulations and ordinances, use the Mortgaged Premises at any time to generate, transport, store, process, treat, or dispose of a toxic or hazardous substance, waste or constituent. The Mortgagor shall not, nor shall the Mortgagor permit others to take, fail to take, or permit any action which may result in a release of any toxic or hazardous substance, waste or constituent in, on, about or from the Mortgaged Premises. The Mortgagor warrants that neither the Mortgagor nor the Mortgaged Premises are subject to any claim for which any local, state or federal law governing liability for any such substance, waste or constituent may apply. Within five (5) business days after learning of the occurrence of (a) any violation of any applicable federal, state or local law, regulation or ordinance relating to any toxic or hazardous substance, waste or constituent with respect to the Mortgaged Premises, or (b) the commencement of any litigation, arbitration or other proceeding that affects the Mortgaged Premises, or (c) notice from any government or governmental agency that the Mortgaged Premises or any operations thereon are not in compliance with any local, state or federal law rule or ordinance, or (d) notice that the Mortgagor or all or part of the Mortgaged Premises is subject to any investigation relating to any toxic or hazardous substance, waste or constituent, the Mortgagor shall give the Mortgagee oral and written notice thereof, describing the same and the steps that will be taken by the Mortgagor with respect thereto.

1.16. Financial and Operating Statements. The Mortgagor shall keep and maintain, at all times, full, true, and accurate books of accounts, in sufficient detail to show the names of the tenants, if any, occupying the Mortgaged Premises, the rent paid by each such tenant and security deposits, if any, copies of all leases, if any, and such other books and records showing in detail the earnings and expenses of the Mortgaged Premises, all of which should adequately reflect the results of the operation of the Mortgaged Premises. All such records relating thereto shall be open to inspection and copying by the Mortgagee or its representatives at any time and from time to time upon request by the Mortgagee, at the Mortgaged Premises or at such other place in the city and county in which the Mortgaged Premises are located. Throughout the term of this Mortgage, the Mortgagor shall deliver to the Mortgagee such other information with respect to the Mortgagor or the Mortgaged Premises as the Mortgagee may reasonably request from time to time. In the event the Mortgagor fails to furnish any such reports and statements within thirty (30) days of Mortgagee’s request, the Mortgagee may cause an audit to be made of the respective books and records at the sole cost and expense of the Mortgagor.

1.17. Mortgagee’s Right of Entry. The Mortgagor shall permit the Mortgagee or its authorized representatives to enter the Mortgaged Premises at all times for the purpose of inspecting the same; provided, however, the Mortgagee shall have no duty to make such inspections and shall not incur any liability or obligation for making or not making any such inspections. Mortgagee and its authorized representatives shall follow all safety procedures and protocols of Mortgagor during any inspection and Mortgagee shall take all necessary actions to ensure that such inspections shall not interfere with the operations of the Mortgagor at the Mortgaged Premises.

1.18. Due on Sale. The Mortgagor shall not voluntarily or involuntarily sell, convey, transfer, further mortgage, encumber, or dispose of the Mortgaged Premises, or any part thereof, or any interest therein, legal or equitable, or agree to do so, without first obtaining the written consent of the Mortgagee. The Mortgagee’s consent to any one transaction shall not be deemed to be a waiver of the requirement to receive the Mortgagee’s consent to future or successive transactions. If the Mortgagor is a corporation, partnership, limited liability company or other entity, seventy-five percent (75%) of the legal, beneficial or equitable ownership of such entity shall not be changed by sale, conveyance, transfer, assignment or encumbrance.

1.19. Mortgagee’s Right to Cure. Subject to the Mortgagor’s rights under Section 1.9 hereof, if the Mortgagor shall fail to comply with any of the covenants or obligations of this Mortgage, then the Mortgagee may, but shall not be obligated to, without further demand upon or notice to the Mortgagor, and without waiving or releasing the Mortgagor from any obligation contained in this Mortgage, perform such covenants and agreements, investigate and defend against such action or proceeding, and take such other action as the Mortgagee deems necessary to protect its interest in the Mortgaged Premises or this Mortgage. The Mortgagor agrees to repay upon demand all sums incurred by the Mortgagee in remedying any such failure, together with interest at the rate as specified in the Notes. All such sums, together with interest as aforesaid, shall become so much additional Secured Indebtedness, but no such advance shall be deemed to relieve the Mortgagor from any failure hereunder.

1.20. Uniform Commercial Code Security Interest. This Mortgage shall constitute a security agreement as defined in the Uniform Commercial Code and SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING which is to be filed in the real estate records of the County where the Mortgaged Premises are situated. The name of the record owner of said real estate is the Mortgagor set forth on page one of this Mortgage. Information concerning the security interest created by this Mortgage may be obtained from the Mortgagee, as secured party, at its address as set forth on page one of this Mortgage. The name and address of the Mortgagor, as debtor, and the name and address of the Mortgagee, as secured party, are as set forth on page one of this Mortgage. This Mortgage covers goods which are, or are to become, fixtures. This Mortgage is sufficient as a financing statement, and as a financing statement it covers goods which are, or are to become, fixtures on the Land. In addition, the Mortgagor shall execute and deliver to the Mortgagee, upon the Mortgagee’s request, any financing statements or amendments thereto or continuation statements thereto that the Mortgagee may require to perfect a security interest in said items or types of property. The Mortgagor shall pay all costs of filing such instruments.

1.21. Leases. The Mortgagor shall, at its own cost and expense, perform, comply with and discharge all of the obligations of the Mortgagor under all leases and agreements for the use of the Mortgaged Premises and use its best efforts to enforce or secure the performance of each obligation and undertaking of the respective tenants under such leases and shall appear in and defend, at its own cost and expense, any action or proceeding arising out of or in any manner connected with the Mortgagor’s interest in any leases of the Mortgaged Premises. The Mortgagor shall apply all tenants security deposits as required by Minnesota Statutes Section 504B.178 and shall keep the covenants required of a lessor or licensor pursuant to Minnesota Statutes Section 504B.161, subdivision 1, if the Mortgaged Premises is used for residential purposes. The Mortgagor shall permit no surrender nor assignment of any tenant’s interest under said leases unless the right to assign or surrender is expressly reserved under the lease, nor receive any installment of rent for more than one (1) month in advance of its due date, nor execute any mortgage or create or permit a lien which may be or become superior to any such leases, nor permit a subordination of any lease to such mortgage or lien. The Mortgagor shall not materially modify or amend the terms of any such leases, nor borrow against or pledge the rentals from such leases, nor exercise or waive any default of the tenant thereunder without the prior consent of the Mortgagee. The Mortgagor agrees to obtain the Mortgagee’s prior written approval before entering into any lease with a term of five (5) years or more. Should the Mortgagor fail to perform, comply with or discharge any obligations of the Mortgagor under any lease or should the Mortgagee become aware of or be notified by any tenant under any lease of a failure on the part of the Mortgagor to so perform, comply with or discharge its obligations under said lease, the Mortgagee may, but shall not be obligated to, and without further demand upon or notice to the Mortgagor, and without waiving or releasing the Mortgagor from any obligation in this Mortgage contained, remedy such failure, and the Mortgagor agrees to repay upon demand all sums incurred by the Mortgagee in remedying any such failure together with interest at the rate as specified in the Notes. All such sums, together with interest as aforesaid, shall become so much additional Secured Indebtedness, but no such advance shall be deemed to relieve the Mortgagor from any default hereunder.

1.22. No Consent. Nothing contained in this Mortgage shall constitute any consent or request by the Mortgagee, express or implied, for the performance of any labor or services or for the furnishing of any materials or other property in respect of the Mortgaged Premises or any part thereof, nor as giving the Mortgagor or any party in interest with the Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would create any personal liability against the Mortgagee in respect thereof, or would permit the making of any claim that any lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the lien of this Mortgage.

1.23. Further Assurances. The Mortgagor shall execute and deliver to the Mortgagee from time to time, on demand, such further instruments, security agreements, financing statements under the Uniform Commercial Code and assurances and do such further acts as Mortgagee may reasonably require to carry out more effectively the purposes of this Mortgage and without limiting the foregoing, to make subject to the lien hereof any property agreed to be subjected hereto or covered by the granting clause hereof, or so intended to be. The Mortgagor shall pay any recording fees, filing fees, mortgage registry taxes, stamp taxes and other charges arising out of or incident to the filing or recording of this Mortgage and all documents collateral there, such further assurances and instruments and the issuance and delivery of the Notes.

1.24. Miscellaneous Rights of Mortgagee. Without affecting the liability of any party liable for payment of the Secured Indebtedness or the performance of any obligation contained herein, and without affecting the rights of the Mortgagee with respect to any security not expressly released in writing, the Mortgagee may, at any time, and without notice to or the consent of the Mortgagor or any party with an interest in the Mortgaged Premises or the Notes (a) release any person or entity liable for payment of all or any part of the Secured Indebtedness or for the performance of any obligation herein, (b) make any agreement extending the time or otherwise altering the terms of payment of all or any part of the Secured Indebtedness or modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof, (c) accept any additional security, (d) release or otherwise deal with any property, real or personal, including any or all of the Mortgaged Premises, including making partial releases of the Mortgaged Premises, or (e) resort to any security agreements, pledges, contracts of guaranty, assignments of rents and leases or other securities, and exhaust any one or more of said securities and the security hereunder, either concurrently or independently and in such order as it may determine. No act or thing, except full payment of the Secured Indebtedness, which but for this provision could act as a release, termination, satisfaction or impairment of this Mortgage shall in any way release, terminate, satisfy or impair this Mortgage.

ARTICLE II

Defaults and Remedies

2.1. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default under this Mortgage:

a.                                       The Mortgagor shall fail to pay any amount on the Notes when due or shall fail to pay when due any subsequent loan or advance made by the Mortgagee hereunder or the interest thereon.

b.                                      The Mortgagor shall fail to pay any other Secured Indebtedness when due.

c.                                       The Mortgagor shall fail duly to perform or observe any covenant or agreement in the Notes, this Mortgage, the Loan Agreement, or any other promissory Notes, agreement, instrument or writing made or delivered pursuant to or in connection with the Notes or this Mortgage beyond the applicable cure period, if any. If any failure is curable, it may be cured (and no Event of Default will have occurred) if Mortgagor, after receiving written notice from Mortgagee demanding cure of such failure: (i) cures the failure within thirty (30) days; or (ii) if the cure requires more than thirty (30) days, immediately initiates steps sufficient to cure the failure and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

d.                                      Any statement, representation or warranty made by the Mortgagor at any time shall prove to have been incorrect or misleading in any material respect when made and the Mortgagor does not correct such incorrect or misleading statement, representation or warranty within thirty (30) days of receipt of notice in writing.

e.                                       The Mortgagor shall be dissolved or shall make a general assignment for the benefit of creditors or shall initiate or have initiated against it any act, process or proceeding under any insolvency, bankruptcy or similar law. Notwithstanding, it shall not be an Event of Default if an involuntary case is commenced against Borrower by any creditor of Borrower unless the action is not dismissed or discharged within 30 days of filing.

f.                                         The Mortgagor shall liquidate, merge, consolidate, transfer a substantial part of its property.

g.                                      A trustee, receiver or liquidator of the Mortgagor shall be appointed with the consent or acquiescence of the Mortgagor, or any such appointment, if not so consented to or acquiesced in, shall remain unacted or unstayed for an aggregate of thirty (30) days (whether or not consecutive).

h.                                      Subject to the provisions of Section 1.9 of this Mortgage, execution shall have been levied against the Mortgaged Premises or any lien creditor’s suit to enforce a judgment against the Mortgaged Premises shall have been brought and (in either case) shall continue unstayed and in effect for a period of more than ten (10) consecutive calendar days.

2.2. Remedies. Upon the occurrence of an Event of Default which remains uncured during the time period provided, or at any time thereafter until such Event of Default is cured to the satisfaction of the Mortgagee, the Mortgagee may, at its option, and without notice to the Mortgagor, unless otherwise provided herein, exercise any or all of the following rights and remedies, and any other rights and remedies now or then available to it, either hereunder or at law or in equity, including, without limitation, the rights and remedies provided in the Assignment of Rents:

a.                                       Mortgagee may immediately, and without notice to the Mortgagor, declare the entire unpaid principal balance of the Notes together with all accrued interest thereon to be immediately due and payable and thereupon all such and all other Secured Indebtedness shall be and become immediately due and payable.

b.                                      The Mortgagee may foreclose this Mortgage by action or advertisement, and the Mortgagor hereby authorizes and fully empowers the Mortgagee to do so, with full authority to sell the Mortgaged Premises at public auction upon giving notice of the sale to Mortgagor in the manner required by law, and convey the same to the Purchaser in fee simple all in accordance with and in the manner prescribed by law, and out of the proceeds arising from sale and foreclosure to retain the principal and interest due on the Notes and the Secured Indebtedness together with all such sums of money as the Mortgagee shall have expended or advanced pursuant to this Mortgage or pursuant to statute together with interest thereon as herein provided and all costs and expenses of such foreclosure, including lawful attorneys’ fees, with the balance, if any, to be paid to the persons entitled thereto by law.

c.                                       The Mortgagee may collect, receive, and retain all rents, income, and profits (the “Rents”) from the Mortgaged Premises, either through the appointment of a receiver or by self help and without appointment of a receiver.

The Mortgagee shall be entitled as a matter of right without notice and without giving bond and without regard to the solvency or insolvency of the Mortgagor, or waste of the Mortgaged Premises or adequacy of the security of the Mortgaged Premises, to apply for the appointment of a receiver in accordance with applicable law; and Mortgagor does hereby irrevocably consent to such appointment.

The Rents collected in accordance with this Mortgage, whether collected by a receiver appointed in accordance with the preceding paragraph and applicable law or collected directly by the Mortgagee exercising self-help, shall be applied in the following order, or such other order as mandated by Minnesota Statutes Sections 559.17 and 576.01, and applicable successor statutes: (i) reasonable fees of the receiver, where one is appointed; (ii) application of tenant security deposits as required by applicable law, including Minnesota Statutes Section 504B.178 and applicable successor statutes; (iii) payment when due of prior or current real estate taxes or special assessments with respect to the Mortgaged Premises, or the periodic escrow for the payment of the taxes or special assessments; (iv) payment when due of premiums for insurance of the type required by this Mortgage, or the periodic escrow for the payment of said premiums; (v) payment of all expenses for normal maintenance of the Mortgaged Premises; and (vi) as further required in any assignment of rents executed by the Mortgagor as security for the Secured Indebtedness (whether in this Mortgage or a separate instrument).

Nothing contained in this Mortgage and no actions taken pursuant to this Mortgage shall be construed as constituting the Mortgagee a mortgagee in possession.

d.                                      In addition to the rights available to a mortgagee of real property, the Mortgagee shall also have all the rights, remedies and recourse available to a secured party under the Uniform Commercial Code, including without limitation the right to proceed under the provisions of the Uniform Commercial Code governing default as to any personal property which may be included in the Mortgaged Premises or which may be deemed nonrealty in a foreclosure of this Mortgage or to proceed as to such personal property in accordance with the procedures and remedies available pursuant to a foreclosure of real estate.

ARTICLE III

Miscellaneous

3.1.         Mortgagor’s Acknowledgment of Remedies. THE MORTGAGOR HEREBY CONSENTS AND AGREES TO THE FORECLOSURE AND SALE OF THE MORTGAGED PREMISES BY ACTION PURSUANT TO MINNESOTA STATUTES CHAPTER 581 OR, AT THE OPTION OF THE MORTGAGEE, BY ADVERTISEMENT PURSUANT TO MINNESOTA STATUTES CHAPTER 580 (OR PURSUANT TO ANY SIMILAR OR REPLACEMENT STATUTES HEREAFTER ENACTED), WHICH PROVIDES FOR SALE AFTER SERVICE OF NOTICE THEREOF UPON THE OCCUPANT OF THE MORTGAGED PREMISES AND PUBLICATION OF SAID NOTICE FOR SIX (6) WEEKS IN THE COUNTY IN MINNESOTA WHERE THE MORTGAGED PREMISES ARE SITUATED; ACKNOWLEDGES THAT SERVICE NEED NOT BE MADE UPON THE MORTGAGOR PERSONALLY (UNLESS THE MORTGAGOR IS AN OCCUPANT) AND THAT NO HEARING OF ANY TYPE IS REQUIRED IN CONNECTION WITH THE SALE; AND EXCEPT AS MAY BE PROVIDED IN SAID STATUTES EXPRESSLY WAIVES ANY AND ALL RIGHTS TO A PRIOR HEARING OF ANY TYPE IN CONNECTION WITH THE SALE OF THE MORTGAGED PREMISES. Notwithstanding the foregoing provision, the Mortgagor’s foregoing acknowledgment does not constitute a waiver of the Mortgagor’s defenses to the foreclosure. The Mortgagor further understands that in the event of such default the Mortgagee may also elect its rights under the Uniform Commercial Code and take possession of the Personal Property (as defined in this Mortgage) and dispose of the same by sale or otherwise in one or more parcels provided that at least ten (10) days’ prior notice of such disposition must be given, all as provided for by the Uniform Commercial Code, as hereafter amended or by any similar or replacement statute hereafter enacted. THE MORTGAGOR ACKNOWLEDGES THAT IT IS REPRESENTED BY LEGAL COUNSEL; THAT BEFORE SIGNING THIS DOCUMENT THIS PARAGRAPH AND THE MORTGAGOR’S RIGHTS WERE FULLY EXPLAINED BY SUCH COUNSEL AND THAT THE MORTGAGOR UNDERSTANDS THE NATURE AND EXTENT OF THE RIGHTS WAIVED HEREBY AND THE EFFECT OF SUCH WAIVER.

3.2. Continued Priority. Any agreement hereafter made by the Mortgagor and the

Mortgagee pursuant to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance.

3.3. Cumulative Rights. Each right, power or remedy herein conferred upon the Mortgagee is cumulative and in addition to every other right, power or remedy, express or implied, now or hereafter arising, available to the Mortgagee, at law or in equity, or under the Uniform Commercial Code or other law, or under any other agreement, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient by the Mortgagee and shall not be a waiver of the right to exercise at any time thereafter any other right, power or remedy. No delay or omission by the Mortgagee in the exercise of any right, power or remedy arising hereunder or arising otherwise shall impair any such right, power or remedy or the right of the Mortgagee to resort thereto at a later date or be construed to be a waiver of any Event of Default under this Mortgage or the Notes.

3.4. Waiver. The Mortgagor hereby waives to the full extent lawfully allowed the benefit of any homestead, appraisement, evaluation, stay and extension laws now or hereafter in force. The Mortgagor hereby waives any rights available with respect to marshaling of assets so as to require the separate sales of any portion of the Mortgaged Premises, or as to require the Mortgagee or any other person to exhaust its remedies against a specific portion of the Mortgaged Premises before proceeding against the other and does hereby expressly consent to and authorize the sale of the Mortgaged Premises or any part thereof as a single unit or parcel.

3.5. Satisfaction of Mortgage. When all Secured Indebtedness has been paid, this Mortgage and all assignments herein contained shall be void and this Mortgage shall be satisfied and released by the Mortgagee at the cost and expense of the Mortgagor.

3.6. Governing Law. This Mortgage is made and executed under the laws of the State of Minnesota and is intended to be governed by the laws of said State.

3.7. Binding Effect. This Mortgage and each and every covenant, agreement and other provision hereof shall be binding upon the Mortgagor and its successors and assigns including without limitation each and every from time to time record owner of the Mortgaged Premises and any other person having an interest therein, shall run with the land and shall inure to the benefit of the Mortgagee and its successors and assigns. As used herein the words “successors and assigns” shall also be deemed to include the heirs, representatives, administrators and executors of any natural person who is a party to this Mortgage.

3.8. Severability and Survival. The unenforceability or invalidity of any provisions hereof shall not render any other provision, or provisions herein contained unenforceable or invalid. The foreclosure of this Mortgage will not affect or limit any remedy of the Mortgagee on account of any breach by the Mortgagor of the terms of this Mortgage occurring prior to such foreclosure, except to the extent of the amount bid at foreclosure.

3.9. Captions. The captions and headings of the various sections of this Mortgage are for convenience only and are not to be construed as confining or limiting in any way the scope or intent of the provisions hereof. Whenever the context requires or permits the singular shall include the plural, the plural shall include the singular and the masculine, feminine and neuter shall be freely interchangeable.

3.10. Notices. Any notice which any party hereto may desire or may be required to give to any other party shall be in writing and the mailing thereof by certified mail to their respective addresses as set forth on page one herein, or to such other places any party hereto may hereafter by notice in writing designate shall constitute service of notice hereunder.

THE MORTGAGOR REPRESENTS, CERTIFIES, WARRANTS AND AGREES THAT THE MORTGAGOR HAS READ ALL OF THIS MORTGAGE AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS MORTGAGE. THE MORTGAGOR ALSO AGREES THAT THE MORTGAGEE’S COMPLIANCE WITH THE EXPRESS PROVISIONS OF THIS MORTGAGE SHALL CONSTITUTE GOOD FAITH AND SHALL BE CONSIDERED REASONABLE FOR ALL PURPOSES.

IN WITNESS WHEREOF, the undersigned has executed this Mortgage as of the day and year first above written.

MORTGAGOR:

HERON LAKE BIOENERGY, LLC, a Minnesota limited liability company

/s/ Robert J. Ferguson
By: Robert J. Ferguson
Its: President

STATE OF MINNESOTA	)
) ss.
COUNTY OF JACKSON	)

On this        day of                           , 2011, before me a Notary Public within and for said County, personally appeared Robert J. Ferguson, to me known, who being by me duly sworn, did say that he is the President of Heron Lake BioEnergy, LLC, the limited liability company named in the foregoing instrument, and that said instrument was signed on behalf of said company by authority of its board and as the free act and deed of said company.

Notary Public

THIS INSTRUMENT WAS DRAFTED BY:

GRAY PLANT MOOTY MOOTY & BENNETT, P.A.

Phillip L. Kunkel, 1010 West St. Germain St. , Suite 600, St. Cloud, MN 56301

EXHIBIT A

LEGAL DESCRIPTION

TRACT A

Parcel A

Part of the SW¼ of Sec. 16, T104N, R37W, Jackson County, Minnesota, lying Southerly of the Southerly right of way line of the Union Pacific Railroad, described as follows:

Beginning at an existing iron monument at the SE corner of the SW¼ of said Sec. 16; thence South 89°57’49” West, along the South line of said SW¼, a distance of 1031.09 feet; thence North 00°37’05” East, parallel with the West line of said SW¼, a distance of 275.02 feet; thence South 89°57’49” West, parallel with the South line of said SW¼, a distance of 1600.10 feet, to a point on the West line of said SW¼; thence North 00°37’05” East, along the West line of said SW¼, a distance of 593.98 feet; thence South 89°22’55” East a distance of 412.00 feet; thence North 00°37’05” East, parallel with the West line of said SW¼, a distance of 400.00 feet; thence North 89°22’55” West a distance of 412.00 feet, to a point on the West line of said SW¼; thence North 00°37’05” East, along the West line of said SW¼, a distance of 103.50 feet, to a point on the Southerly right of way line of the Union Pacific Railroad; thence North 76°38’53” East, along the Southerly right of way line of said Union Pacific Railroad, a distance of 2706.70 feet, to a point on the East line of said SW¼; thence South 00°29’31” West, along the East line of said SW¼, a distance of 1995.89 feet, to the point of beginning,

EXCEPTING a part of the S½ SW¼ of Sec. 16, T104N, R37W, Jackson County, Minnesota, described as follows:  Commencing at an existing iron monument at the SE corner of the SW¼ of said Sec. 16; thence South 89°57’49” West, bearing based on Jackson County Coordinate System, along the South line of said SW¼ of said Sec. 16, a distance of 1048.26 feet, to the point of beginning; thence continuing South 89°57’49” West, along said South line, a distance of 503.33 feet; thence North 00°02’11” West a distance of 275.00 feet; thence North 89°57’49” East, parallel with the South line of said SW¼, a distance of 246.59 feet; thence North 00°02’11” West a distance of 74.71 feet; thence North 89°57’49” East, parallel with the South line of said SW¼, a distance of 256.74 feet; thence South 00°02’11” East a distance of 349.71 feet, to the point of beginning.

Parcel B

Part of the SE¼ of Sec. 16, T104N, R37W, Jackson County, Minnesota, described as follows:

Beginning at an existing iron monument at the SW corner of the SE¼ of said Sec. 16; thence North 00°29’31” East, bearing based on Jackson County Coordinate System, along the West line of the SE¼ of said Sec. 16, a distance of 1995.89 feet, to a point on the Southerly right of way line of the Union Pacific Railroad; thence North 76°38’53” East, along the Southerly right of way line of said Union Pacific Railroad, a distance of 2701.22 feet, to a point on the East line of the SE¼; thence South 00°18’29” West, along the East line of said SE¼ a distance of 1799.88 feet; thence South 89°57’40” West, parallel with the South line of said SE¼, a distance of 593.49 feet; thence South 61°26’20” West a distance of 545.54 feet; thence South 01°19’30” West, a distance of 557.71 feet, to a point on the South line of said SE¼; thence South 89°57’40” West, along the South line of said SE¼, a distance of 1575.92 feet, to the point of beginning.

EXHIBIT B

PERMITTED ENCUMBRANCES

1.                                       Jackson County Ordinances, Codes, and Resolutions of record.

2.                                       Transmission Line Easement in favor of Interstate Power Company, dated 02/17/50, filed 03/03/50, in Book 160, Page 72.  Runs over and across the S½SW ¼, Sec. 16-104-37, with other land.  Appears to be UNCONFINED.  TRACT A, Parcel A

3.                                       Transmission Line Easement in favor of Interstate Power Company, dated 05/10/51, filed 05/17/51, in Book 160, Page 178.  Grants permission to construct an H-Fixture to be located on a 50-foot strip of land further described in this document.  TRACT A, Parcel A

Partial Easement Assignment dated 12/20/07, filed 01/03/08 as Doc #A251649, by Interstate Power and Light Company, to ITC Midwest LLC

4.                                       Transmission Line Easement in favor of Interstate Power Company, dated 09/16/52, filed 10/02/52, in Book 160, Page 227.  Runs over and across SW¼, Sec.  16-104-37.  Permission granted to install 3 poles and 11 anchors and guys in the SW corner of said land lying North of the highway.  TRACT A, Parcel A

Partial Easement Assignment dated 12/20/07, filed 01/03/08 as Doc #A251650, by Interstate Power and Light Company, to ITC Midwest LLC

5.                                       Transmission Line Easement In favor of Interstate Power Company, dated 09/14/62, filed 10/24/62, in Book 190, Page 113.  Runs over and across SW¼, Sec. 16-104-37.  Poles to be located 1 foot North of the North boundary of the East-West highway along the South boundary.  TRACT A, Parcel A

6.                                       Weimer Township Resolution filed 3/25/86 as Doc #190214.  Establishes township roads

7.                                       Electric Line Easement in favor of Interstate Power Company, dated 08/16/96, filed 08/26/96, as Doc #216185.  Runs over and across the West 1320 feet of the South 450 feet of the SW¼, Sec. 16-104-37.  TRACT A, Parcel A

8.                                       Minnesota Department of Transportation Right of Way Plat No. 32-44, dated 10/26/00, filed 10/31/00 as Doc #228639.  TRACT A, Parcel A

9.                                       Minnesota Department of Transportation Right of Way Plat No. 32-45, dated 10/26/00, filed 10/31/00 as Doc #228640.  TRACT A, Parcel A

10.                                 Electric Line Easement in favor of Interstate Power Company, dated 01/18/2001, filed 02/16/01, in Book N/A, Page N/A, as Doc #229399.  Runs over and across portions of the SW¼, Sec. 16-104-37.  Document contains the exact locations of the easements.  Consent to this Easement was given by AgStar Financial Services in a document dated 2/2/01, filed 2/16/01 as Doc #229400.  TRACT A, Parcel A

11.                                Unrecorded Drain Tile Easement dated 6/29/63, between Daramag, Inc., a Minnesota Corporation, Party of the First Part, and Fred G.  Diemer and Mildred E.  Diemer, husband and wife, Parties of the Second Part.  Wherein Party of the First Part owns the SW¼, Sec. 15-104-37, Jackson County, MN, and Parties of the Second Part own the SE¼ of Sec. 16-104-37, Jackson County, MN.  And wherein the Party of the First Part agrees to grant and convey to the Parties of the Second Part, their heirs and assigns forever, a perpetual and permanent easement for the purpose of draining the above-described property through a 12-inch tile drain located upon the First Party’s property.  With other terms and conditions.  TRACT A, Parcel B

12.                                 Transmission Line Easement in favor of Interstate Power Company, dated 10/30/1946, filed 11/13/46, in Book 158, Page 502, as Doc #N/A.  Runs over and across the SE¼ of Sec. 16-104-37, said line to be constructed 1 foot North of the highway along the South side of said property.  TRACT A, Parcel B

13.                                 Mortgage dated 9/29/05, filed 9/30/05 as Doc #244879, given by Heron Lake BioEnergy, LLC, a Minnesota limited liability company, in favor of AgStar Financial Services, PCA, securing the amount of $61,883,000.00.  TRACT A

AND

Amended and Restated Mortgage, Security Agreement and Assignment of Rents and Leases, by and between Heron Lake BioEnergy, LLC, a Minnesota limited liability company, and AgStar Financial Services, PCA, dated 11/20/06, filed for record on 12/6/06, as Doc #248498, amending the original principal amount to $65,583,000.00, among other items.

AND

Second Amended and Restated Mortgage, Security Agreement and Assignment of Rents and Leases, by and between Heron Lake BioEnergy, LLC, a Minnesota limited liability company, and AgStar Financial Services, PCA, dated 12/27/06, filed for record on 12/27/06, as Doc #248658, amending the original principal amount to $70,283,000.00, and amending the legal description of the original mortgage to exclude an additional parcel, among other Items.

AND

Third Amended and Restated Mortgage, Security Agreement and Assignment of Rents and Leases, by and between Heron Lake BioEnergy, LLC, a Minnesota limited liability company, and AgStar Financial Services, PCA, dated 05/08/07, filed for record on 06/04/07, as Doc #A250019, amending the original principal amount to $72,083,000.00, among other items.

14.                                 Conditions and terms contained in that Pipeline Easement for carrying water, dated 11/2/05, filed 11/10/05 as Doc #245218, given by George Dumer and Collette Dumer, husband and wife, to Heron Lake BioEnergy, LLC.  Easement runs over and across part of the NW½ of Sec. 15-104-37 lying South of the railroad right of way, and part of the E½ of Sec. 15-104-37 lying South of the railroad right of way, for the benefit of TRACT A.  This easement is perpetual and is to run with the land.

15.                                 Mortgage dated 12/28/07, filed 01/09/08 as Doc #A251707, given by Heron Lake BioEnergy, LLC , to Federated Rural Electric Association, securing the principal sum of $600,000.00. Secured by a .62 acre parcel located in a portion of Parcel A of TRACT A.

16.                                 UCC Financing Statement filed 1/9/08 as Doc #A251708, given by Heron Lake BioEnergy, LLC, to Federated Rural Electric Association. Describes substation fixtures and equipment located on TRACTS A and B.